UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2014

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, Quad/Graphics, Inc. (the “Company”) entered into Amendment No. 1 (the "Amendment") to its Second Amended and Restated Credit Agreement dated as of April 28, 2014 (the "Credit Agreement"). The Amendment eliminates the "net debt" concept from the calculation of the Maximum Total Leverage Ratio and Maximum Senior Secured Leverage Ratio in the Credit Agreement, and provides for elimination of the covenant which requires maintenance of a Minimum Consolidated Net Worth.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibit is being filed herewith:

(4.1)
Amendment No. 1, dated as of December 18, 2014, to Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among Quad/Graphics, Inc., as the Borrower, the Lenders party thereto, JPMorganChase Bank, N.A., as Administrative Agent, Bank of America, N.A. and U.S. Bank National Association, as Co-Syndication Agents, and BMO Harris Bank N.A., Fifth Third Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Mailing Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	December 23, 2014	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated December 18, 2014

Exhibit Number

(4.1)
Amendment No. 1, dated as of December 18, 2014, to Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among Quad/Graphics, Inc., as the Borrower, the Lenders party thereto, JPMorganChase Bank, N.A., as Administrative Agent, Bank of America, N.A. and U.S. Bank National Association, as Co-Syndication Agents, and BMO Harris Bank N.A., Fifth Third Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Mailing Agents.

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